GENEREX BIOTECHNOLOGY CORPORATION

February 1, 2020

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

RE: Transfer Agent Instructions

Ladies and Gentlemen:

We hereby request that you immediately retire three hundred million (300,000,000) shares that we hold in our subsidiary, NuGenerex Immuno-Oncology, Inc.

Very truly yours,

GENEREX BIOTECHNOLOGY CORPORATION

By:/s/ Joeseph Moscato

Name: Joseph Moscato

Title: CEO